                       SECURITIES AND EXCHANGE COMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 7, 1999

                           LIFE FINANCIAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                       0-22193                33-0743196
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)   (IRS EMPLOYER
 OF INCORPORATION)                                         IDENTIFICATION NO.)

10540 MAGNOLIA AVENUE, SUITE B, RIVERSIDE, CA              92505
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)              (ZIP CODE)

                                  (909) 637-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           (i) On October 7, 1999, Deloitte & Touche LLP, resigned as the Company's independent accountant.

           (ii) Deloitte & Touche LLP's reports on the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

           (iii) Neither the Board of Directors, nor any audit or similar committee of the Board of Directors, of the Company recommended or approved any decision to change accountants.

           (iv) During the Company's two most recent fiscal years and through October 7, 1999, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

           (v) During the Company's two most recent fiscal years and through October 7, 1999, Deloitte & Touche LLP did not advise the Company of any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

           (vi)  The Company has not yet engaged a new independent accountant.

           (vii) The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of such letter is set forth below as an exhibit to this Form 8-K.

ITEM 7.  EXHIBITS

Exhibit No.  Description
-----------  -----------

   16        Letter Re Change in Certifying Accountant



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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LIFE FINANCIAL CORPORATION


                                    By:   /s/   Robert K. Riley
                                       ------------------------
                                       Robert K. Riley
                                       President and Chief Executive Officer
                                       October 12, 1999

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